UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 5, 2023

(date of earliest event reported)

Elys Game Technology, Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-39170	33-0823179
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Adelaide Street West, Suite 701

Toronto, Ontario M5H 2K4, Canada

(Address of Principal Executive Offices)

1-(561) 838-3325

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ELYS	The Nasdaq Capital Market

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

Although it has not finalized its full financial results for the fiscal year ended December 31, 2022, Elys Game Technology Corp. (the “Company”) issued a press release on April 5, 2023 announcing certain expected financial results for its year ended December 31, 2022 and that it expects report results by April 18, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information in this Item 2.02 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

On April 5, 2023, the Company issued a press release in which it stated, among other things, that the Company’s management expects to report that growth continued in our licensed Italian facing B2C market as our Euro based turnover increased by 2.7% for the fiscal year ended December 31, 2022, to €730.5 million from €711.4 million for the fiscal year ended December 31, 2021. The average U.S. Dollar exchange rate strengthened by over 10% from $1.1834 in 2021 to an average rate of $1.0543 in 2022, which resulted in the Company reporting a net decrease in reported turnover of $71.7 million from $841.9 million to $770.2 million, a net currency impact of approximately $94.2 million.

Management expects Gross Gaming revenues (“GGR”) from Euro based operations to increase by approximately 3.7% to approximately €50.1 million from €48.3 million for the fiscal year ended December 31, 2022 and 2021, respectively, subject to final audit verification. The strengthening of the U.S. Dollar against the Euro resulted in the Company reporting GGR of $52.9 million a decrease of $4.3 million compared to $57.2 million in the prior year report, a net adverse foreign currency swing of approximately $6.4 million, subject to final audit verification.

The streamlining of our European operations towards our Multigioco subsidiary resulted in gaming taxes increasing by €1.4 million or 13.1% to €12.1 million from €10.7 million for the years ended December 31, 2022 and 2021, respectively, which fell in line with our expectations after shutting down our Ulisse operations in the prior year. Multigioco activated 53 acquired location rights during the second half of 2022 and expects to activate the remaining 47 locations over the first half of 2023, that we expect will continue to positively impact operating results over the next 12 – 18 months. Gaming taxes as a percentage of revenue increased from 22.1% to 24.2%. The strengthening of the U.S. Dollar against the Euro resulted in reported gaming taxes of $12.8 million compared to $12.7 million for the years ended December 31, 2022 and 2021, respectively, subject to final audit verification.

Our go-to-market strategy for our first full year of U.S. facing operations reflected remarkable service-based revenue growth of 150.2% or $1.6 million to $2.6 million, subject to final audit verification. During the fiscal year ended December 31, 2022, the Company continued to invest in U.S. expansion through technology and licensing strategies, and as a result we expect to launch our U.S. ready mobile solution in multiple states and Canada in the near future.

The Company took prompt action to address disappointing cost control performance in the recently acquired US Bookmaking (“USB”) division which led to a dispute and legal proceedings with the former management of USB. The swift decisions of Company management led to immediate improvements in Q4-2022 and put the group back onto to the pathway-to-profitability that we mandated in Q1-2022. These actions are expected to provide year-over-year comparisons beginning in Q1-23. Salient points about operating expenses, before impairment charges, which includes selling and general and administrative expenses are anticipated to be as follows:

•	Selling expenses, which consists primarily of commissions paid to third party agents on our B2C operations in Europe and calculated as a percentage of turnover reported in U.S. dollars, of approximately $32.7 million decreased by approximately 9.9% for the fiscal year ended December 31, 2022 compared to approximately $36.3 million in the prior year. Selling expenses were primarily Euro denominated and also affected by the strengthening of the exchange rate over the prior year, increased by €0.1 million from €30.7 million to €30.8 million, or 0.3%, based on an increase in Euro based turnover of 2.7%, in line with our strategy to reduce operating expenses.

•	General and administrative expenses reported in U.S. dollars, and are aggregated group-wide, increased by approximately $2.5 million or 14.3% from approximately $17.5 million in 2021 to approximately $20.0 million in 2022, subject to final audit verification. The increase fell in line with our 2022 roadmap expectations and is primarily related to an increase in non-cash stock based compensation expense of $2.3 million, and a one-time severance cost of $1.2 million, offset by a reduction in platform related fees linked to the closure of our Ulisse operations in the prior year.

Impairment charges, which are non-cash, are preliminarily estimated to be $20.6 million for 2022, subject to final audit verification. The impairment charges are related to our US Bookmaking operation’s goodwill of $14.5 million and an additional impairment charge of $6.1 million related to non-compete agreements and customer relationships, this is offset by the reduction of the remaining contingent purchase consideration due to the selling shareholders of $12.9 million. In the prior year we had impaired goodwill relating to US Bookmaking of approximately $12.5 million, offset by a reduction in contingent purchase consideration of $11.9 million, and an impairment of Ulisse licenses of approximately $4.8 million. We are currently in dispute with the selling shareholders of US Bookmaking and are pursuing legal remedies against them.

The Company is in the process of finalizing its results for the fiscal year ended December 31, 2022 and the information provided in this Item 8.01 is based on currently available information, all of which is subject to final audit verification. The preliminary, estimated financial results for the fiscal year 2022 contained in this Current Report on Form 8-K contain forward-looking statements and are subject to the completion of management’s and the audit committee’s final reviews and our other financial closing procedures and are therefore subject to change. You should not place undue reliance on such preliminary information and estimates because they may prove to be materially inaccurate. The preliminary information and estimates have not been compiled or examined by our independent auditors and they are subject to revision as we prepare our financial statements as of and for the fiscal year ended December 31, 2022, including all disclosures required by U.S. generally accepted accounting principles, and as our auditors conduct their audit of these financial statements. While we believe that such preliminary information and estimates are based on reasonable assumptions, actual results may vary, and such variations may be material.

Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding, among others, statements relating to the Company’s estimated revenues and expenses; anticipated cost reductions, plans to focus Italian licensed operations, plans to continue U.S. facing market expansion, pathway-to-profitability mandate; legal proceedings with former management and Sellers of US Bookmaking, and cost savings and expenses associated therewith. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict and could cause actual results to differ materially from what the Company expects. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to, the duration and scope of the COVID-19 outbreak worldwide, including the impact to the state and local economies, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent filings with the U.S. Securities and Exchange Commission, including subsequent periodic reports on Form 10-Q and current reports on Form 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release issued by Elys Game Technology, Corp. on April 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2023	ELYS GAME TECHNOLOGY, CORP.

	By:	/s/ Michele Ciavarella
	Name:	Michele Ciavarella
	Title:	Executive Chairman and Interim Chief Executive Officer